UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2021, Spero Therapeutics, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Pfizer Inc. (“Pfizer”).

Pursuant to the License Agreement, the Company has granted Pfizer the rights to develop, manufacture, and commercialize the Company’s product candidate SPR206 in ex-U.S. and ex-Asia territories (collectively, the “Territory”). In exchange for these rights, the Company is eligible to receive up to $80 million in development and sales milestones, and may also receive high single-digit to low double-digit royalties on net sales of SPR206 in the Territory. Under the terms of the License Agreement, Pfizer has the right to sublicense to affiliates and third parties in the Territory.

Unless earlier terminated due to certain material breaches of the contract, or otherwise, the License Agreement will continue on a jurisdiction-by-jurisdiction and licensed product-by-licensed product basis for 10 years and will automatically renew for successive 10 year terms until expiration of the last royalty term for the final licensed product in the Territory. The License Agreement may be terminated at any time for convenience by Pfizer upon 60 days’ prior written notice.

In addition, on June 30, 2021, Pfizer agreed to purchase 2,362,348 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for an aggregate of approximately $40 million (as further described in Item 3.02 below).

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The Company intends to seek confidential treatment for certain portions of the License Agreement pursuant to a Confidential Treatment Request to be submitted to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

On June 30, 2021, the Company issued a press release announcing the entry into the License Agreement and Purchase Agreement (as defined below), a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2021, the Company agreed to sell 2,362,348 shares (the “Shares”) of Common Stock to Pfizer pursuant to a Share Purchase Agreement (the “Purchase Agreement”), at a price of $16.93 per share, which represented an approximate 21% premium over the most recent closing price on June 30, 2021, for an aggregate purchase price of $40 million.

In addition, under the terms of the Purchase Agreement, Pfizer agreed that the Shares will be subject to a lock-up restriction, such that Pfizer will not, subject to certain limited exceptions, without the prior approval of the Company, sell or otherwise dispose of the Shares until 1 year after the date of the closing of the sale of the Shares under the Purchase Agreement.

No shareholder approval was required for the sale of the Shares. Pfizer is an accredited investor as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Shares were sold pursuant to exemptions from registration under Regulation D of the Securities Act. The Company has not filed a registration statement with the SEC covering the resale of the Shares and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated June 30, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This report may contain forward-looking statements. These statements include, but are not limited to, statements about the future development and commercialization of SPR206 and the potential receipt of milestone payments, as well as royalties on potential future sales of SPR206; the design, initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and its research and development programs; management’s assessment of the results of such preclinical studies and clinical trials; and the Company’s cash forecast and anticipated expenses, the sufficiency of its cash resources and the availability of additional non-dilutive funding from governmental agencies beyond any initially funded awards. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to timely and successfully develop and commercialize SPR206; the fact that the Company may not receive any milestone or royalty payments from Pfizer; the Company’s need for additional funding; the lengthy, expensive, and uncertain process of clinical drug development; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to develop and commercialize the Company’s product candidates, if approved; the potential impact of the COVID-19 pandemic; the Company’s ability to retain key personnel and to manage its growth; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the SEC. The forward-looking statements included in this report represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: June 30, 2021	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer